NANNARONE & MCMURDO, LLP	Suite 501 501 Madison Avenue New York, NY 10022 646 300 6167

Corbridge Group, Inc.
11811 North Freeway, Suite 500

Houston, TX 77060-3287

Re:   Registration Statement on Form S-1

Ladies and Gentlemen:

We are counsel for Corbridge Group, Inc., a Texas corporation (the “Company”), in connection with the proposed public offering under the Securities Act of 1933, as amended, of up to 10,000,000 shares of its Class A common stock, $0.001 par value per share (“Common Stock”) through a Registration Statement on Form S-1 (the “Registration Statement”) as to which this opinion is a part, to be filed with the Securities and Exchange Commission.

In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

(1)   Articles of Incorporation and amendments thereto, of the Company as filed with the Secretary of State of Texas;

(2)   Corporate minutes containing the written resolutions of the Board of Directors of the Company;

(3)   The Registration Statement and the prospectus contained within the Registration Statement; and

(4)   The other exhibits of the Registration Statement.

We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have assumed that the resolutions authorizing the Company to issue, offer and sell the Common Stock are, and will be, in full force and effect at all times at which any Common Stock is offered or sold by the Company. We have relied upon the statements contained in the Registration Statement and certificates of officers of the Company, and we have made no independent investigation with regard thereto.

Based upon the foregoing and in reliance thereon, it is our opinion that the Common Stock offered under the Registration Statement are fully paid, non-assessable and lawfully issued under Texas law.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters”  in the prospectus constituting a part thereof.

                                    Very truly yours,

                                    /s/ Nannarone & McMurdo, LLP